3996781

Secretary of State
Articles of Incorporation of a General Stock Corporation

ARTS-GS

IMPORTANT — Read Instructions before completing this form.

Filing Fee – $100.00

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: Corporations may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to https://www.ftb.ca.gov.

FILED
Secretary of State
State of California
FEB 22 2017

This Space For Office Use Only

1. Corporate Name (Go to www.sos.ca.gov/business/be/name-availability for general corporate name requirements and restrictions.)

The name of the corporation is IQI MEDIA, INC.

2. Business Addresses (Enter the complete business addresses.)

a. Initial Street Address of Corporation - Do not list a P.O. Box	City (no abbreviations)	State	Zip Code
1055 E. COLORADO BLVD., STE. 500	PASADENA	CA	91106
b. Initial Mailing Address of Corporation, if different than item 2a	City (no abbreviations)	State	Zip Code
1055 E. COLORADO BLVD., STE. 500	PASADENA	CA	91106

3. Agent for Service of Process

Item 3a and 3b: If naming an individual, the agent must reside in California and Items 3a and 3b must be completed with the agent's name and complete California street address.

Item 3c: If naming a California Registered Corporate Agent, a current agent registration certificate must be on file with the California Secretary of State and Item 3c must be completed (leave Item 3a-3b blank).

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
KHIOW HUI		LIM	

b. Street Address (if agent is not a corporation) - Do not list a P.O. Box	City (no abbreviations)	State	Zip Code
1055 E. COLORADO BLVD., STE. 500	PASADENA	CA	91106

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 3a or 3b

4. Shares (Enter the number of shares the corporation is authorized to issue. Do not leave blank or enter zero (0).)

This corporation is authorized to issue only one class of shares of stock.
The total number of shares which this corporation is authorized to issue is 1,000,000.

5. Purpose Statement (Do not alter the Purpose Statement.)

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

6. Read and Sign Below (This form must be signed by each incorporator. See instructions for signature requirements.)

Signature: [signature]

KHIOW HUI LIM
Type or Print Name

IRS DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 03-06-2017

Employer Identification Number:
82-0699081

Form: SS-4

Number of this notice: CP 575 A

IQI MEDIA INC
1055 E COLORADO BLVD STE 500
PASADENA, CA 91106

For assistance you may call us at:
1-800-829-4933

IF YOU WRITE, ATTACH THE
STUB AT THE END OF THIS NOTICE.

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 82-0699081. This EIN will identify you, your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, payments, and related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above. Any variation may cause a delay in processing, result in incorrect information in your account, or even cause you to be assigned more than one EIN. If the information is not correct as shown above, please make the correction using the attached tear off stub and return it to us.

Based on the information received from you or your representative, you must file the following form(s) by the date(s) shown.

Form 1120	04/15/2018

If you have questions about the form(s) or the due date(s) shown, you can call us at the phone number or write to us at the address shown at the top of this notice. If you need help in determining your annual accounting period (tax year), see Publication 538, *Accounting Periods and Methods*.

We assigned you a tax classification based on information obtained from you or your representative. It is not a legal determination of your tax classification, and is not binding on the IRS. If you want a legal determination of your tax classification, you may request a private letter ruling from the IRS under the guidelines in Revenue Procedure 2004-1, 2004-1 I.R.B. 1 (or superseding Revenue Procedure for the year at issue). Note: Certain tax classification elections can be requested by filing Form 8832, *Entity Classification Election*. See Form 8832 and its instructions for additional information.

IMPORTANT INFORMATION FOR S CORPORATION ELECTION:

If you intend to elect to file your return as a small business corporation, an election to file a Form 1120-S must be made within certain timeframes and the corporation must meet certain tests. All of this information is included in the instructions for Form 2553, *Election by a Small Business Corporation*.

If you are required to deposit for employment taxes (Forms 941, 943, 940, 944, 945, CT-1, or 1042), excise taxes (Form 720), or income taxes (Form 1120), you will receive a Welcome Package shortly, which includes instructions for making your deposits electronically through the Electronic Federal Tax Payment System (EFTPS). A Personal Identification Number (PIN) for EFTPS will also be sent to you under separate cover. Please activate the PIN once you receive it, even if you have requested the services of a tax professional or representative. For more information about EFTPS, refer to Publication 966, *Electronic Choices to Pay All Your Federal Taxes*. If you need to make a deposit immediately, you will need to make arrangements with your Financial Institution to complete a wire transfer.

The IRS is committed to helping all taxpayers comply with their tax filing obligations. If you need help completing your returns or meeting your tax obligations, Authorized e-file Providers, such as Reporting Agents (payroll service providers) are available to assist you. Visit the IRS Web site at www.irs.gov for a list of companies that offer IRS e-file for business products and services. The list provides addresses, telephone numbers, and links to their Web sites.

To obtain tax forms and publications, including those referenced in this notice, visit our Web site at www.irs.gov. If you do not have access to the Internet, call 1-800-829-3676 (TTY/TDD 1-800-829-4059) or visit your local IRS office.

IMPORTANT REMINDERS:

* Keep a copy of this notice in your permanent records. **This notice is issued only one time and the IRS will not be able to generate a duplicate copy for you.** You may give a copy of this document to anyone asking for proof of your EIN.

* Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

* Refer to this EIN on your tax-related correspondence and documents.

If you have questions about your EIN, you can call us at the phone number or write to us at the address shown at the top of this notice. If you write, please tear off the stub at the bottom of this notice and send it along with your letter. If you do not need to write us, do not complete and return the stub.

Your name control associated with this EIN is IQIM. You will need to provide this information, along with your EIN, if you file your returns electronically.

Thank you for your cooperation.

(IRS USE ONLY) 575A 03-06-2017 IQIM B 9999999999 SS-4

Keep this part for your records. CP 575 A (Rev. 7-2007)

Return this part with any correspondence so we may identify your account. Please correct any errors in your name or address.

CP 575 A

9999999999

Your Telephone Number ( ) - ______________________

Best Time to Call ________________

DATE OF THIS NOTICE: 03-06-2017
EMPLOYER IDENTIFICATION NUMBER: 82-0699081
FORM: SS-4 NOBOD

INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

IQI MEDIA INC
1055 E COLORADO BLVD STE 500
PASADENA, CA 91106

POST IN A CONSPICUOUS PLACE

City of Pasadena
Business Tax Permit

THIS LICENSE EXPIRES: 05/31/2022

Certificate Number
21065

BUSINESS OWNER(S)

Business Name: IQI MEDIA INC

Business Address: 1055 EAST COLORADO BOULEVARD 500

City, State, Zip PASADENA CA 91106

Business Account ID: 3944

The person, firm or corporation named below is hereby granted this certificate for business license tax paid to the City of Pasadena for the business described below, for the period indicated. Issuance of a business tax certificate or payment of license tax does not authorize the conduct or continuance of any illegal business or the conduct or continuance of a legal business in an illegal manner. A business tax certificate issued to an illegal business or to any business that has not secured the proper permits to engage in said business is void. **THE CITY OF PASADENA DOES NOT EVALUATE THE QUALIFICATIONS OF THE HOLDER OF THIS CERTIFICATE.**

Classification: SERVICE BUSINESS

Description: MEDIA DESIGN SERVICES

Expiration Date: 05/31/2022

By____________________
Vic Erganian City Treasurer

THE CITY OF PASADENA DOES NOT EVALUATE THE QUALIFICATIONS OF THE HOLDER OF THIS CERTIFICATE.

NOT TRANSFERABLE

License Copy

KEEP THIS COPY FOR YOUR RECORDS

City of Pasadena
Business Tax Permit

THIS LICENSE EXPIRES: 05/31/2022

Certificate Number
21065

BUSINESS OWNER(S)

Business Name: IQI MEDIA INC

Business Account ID: 3944

Mailing Address: 1055 E COLORADO BL #500
PASADENA, CA 91106-2327

Classification: SERVICE BUSINESS

By____________________
Vic Erganian City Treasurer

NOT TRANSFERABLE